Asset Purchase Agreement
                           Relating to the Business of
                              Rich and Rhine, Inc.

                                      INDEX

1.         Purchase and Sale of Assets...........................................................1
           (a)     Transfer of Assets............................................................1
           (b)     Purchased Assets..............................................................1
           (c)     Retained Assets...............................................................3

2.         Assumption of Liabilities; Purchase Price;  Allocations...............................3
           2.1     (a)    Assumed Liabilities....................................................3
                   (b)    Liabilities Not Assumed................................................3
           2.2     Purchase Price................................................................4
           2.3     Closing Purchase Price Payments...............................................4
           2.4     Purchase Price Audit and Adjustment...........................................4
           2.5     Allocations...................................................................5
           2.6     Collection of Accounts Receivable.............................................5

3.         The Closing...........................................................................6

4.         Representations and Warranties of the Seller..........................................6
           (a)     Ownership and Delivery of Transferred Assets and Execution and Effect of
                   Agreement.....................................................................6
           (b)     Organization, Good Standing, Authority........................................6
           (c)     Subsidiaries; Capitalization..................................................7
           (d)     Financial Statements..........................................................7
           (e)     Liabilities...................................................................7
           (f)     No Adverse Change.............................................................7
           (g)     Taxes.........................................................................7
           (h)     Title to Properties; Absence of Encumbrances..................................8
           (i)     Real Property.................................................................8
           (j)     Patents, Trademarks, and Copyrights...........................................8
           (k)     Contracts, Leases, and Commitments............................................9
           (l)     Inventory.....................................................................9
           (m)     Accounts Receivable..........................................................10
           (n)     Permits; Compliance with Laws................................................10
           (o)     Employees....................................................................10
           (p)     Employee Benefit Plans.......................................................11
           (q)     Insurance....................................................................11
           (r)     Litigation...................................................................11
           (s)     Environmental Matters........................................................11
           (t)     Restrictions.................................................................13
           (u)     Transactions with Affiliates.................................................13
           (v)     Books and Records............................................................13
           (w)     Improper Payments............................................................13
           (x)     Disclosure...................................................................14

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

5.         Representations and Warranties of Purchaser..........................................14
           (a)     Organization and Good Standing...............................................14
           (b)     Execution and Effect of Agreement............................................14
           (c)     Restrictions.................................................................14
           (d)     Authority for Agreement......................................................15
           (e)     Governmental Consents........................................................15
           (f)     Litigation...................................................................15
           (g)     Financial Statements.........................................................15
           (h)     Disclosure...................................................................15

6.         Closing Deliveries...................................................................16
           (a)     Deliveries of the Seller.....................................................16
           (b)     Purchaser's Deliveries.......................................................16

7.         Covenants............................................................................17
           7.1     Seller's Restrictive Covenant................................................17
           7.2     Seller's Employees...........................................................18
           7.3     Proration of Expenses........................................................18

8.         Brokers and Finders..................................................................18

9.         Indemnification by the Seller and UGI................................................18

10.        Indemnification By Purchaser.........................................................19

11.        Further Provisions Regarding Indemnification.........................................19
           (a)     Survival.....................................................................19
           (b)     Limitations..................................................................20
           (c)     Defense......................................................................20

12.        Kero Guaranty........................................................................20

13.        Further Assurances...................................................................20

14.        Notices..............................................................................21

15.        Entire Agreement.....................................................................21

16.        Waiver...............................................................................22

17.        Successors...........................................................................22

18.        Section Headings.....................................................................22

19.        Fees and Expenses....................................................................22

20.        Severability.........................................................................22

21.        Governing Law........................................................................22

22.        No Third Party Beneficiaries.........................................................22

23.        Counterparts.........................................................................23

24.        Definition of Knowledge..............................................................23

25.        Attorney Fees........................................................................23

26.        Retention of Records.................................................................23

                         INDEX OF SCHEDULES AND EXHIBITS

SCHEDULES

1(b)(ii)   Outstanding Checks
1(b)(iii)  Real Property
1(b)(iv)   Personal Property
1(c)       Retained Assets
2.1(a)     Assumed Liabilities
2.1(b)     Retained Liabilities
2.4        Schedule of Accounting Principles
4          Disclosure Schedule
4(b)       Qualification
4(d)       Financial Statements of Seller
4(h)       Purchased Assets
4(i)       Real Property
4(k)-1     Contracts, Leases and Commitments
4(k)-2     10 Largest Customers and Suppliers of the Seller
4(l)       Inventory
4(m)       Accounts Receivable
4(n)       Governmental Licenses and Authorizations
4(o)       Employees and Employee Benefit Plans
4(q)       Insurance
4(r)       Litigation
4(s)       Environmental
4(u)       Transactions with Affiliates
5(g)       Financial Statements of Kero
7.2        Affected Employees
7.3        Proration of Expenses

EXHIBITS

2.3(b)-1   Promissory Note
2.3(b)-2   Pledge Agreement
2.4        Statement of Purchased Assets and Accounts Payable
2.5        Allocations
6(a)(i)    Bill of Sale
6(a)(ii)   Opinion of Miller, Nash, Weiner, Hager & Carlsen LLP
6(a)(iii)  Lease Assignment
6(a)(iv)   Assignment of Agreements
6(a)(ix)   Supply Agreement
6(b)(iii)  Assumption Agreement
6(b)(v)    Opinion of Proskauer Rose LLP

               THIS ASSET PURCHASE AGREEMENT ("Agreement") is dated as of May 1, 1998 by and among Rich & Rhine Acquisition Corp., a Delaware corporation ("Purchaser"), Kero Investments, Inc., a Colorado corporation ("Kero"), Rich and Rhine, Inc., an Oregon corporation ("Seller") and United Grocers, Inc., an Oregon corporation ("UGI").

                                    RECITALS
                                    --------

        A. Seller is in the business of the distribution of grocery, food and other items principally to convenience stores (the "Business").

        B. UGI is the owner of all of the outstanding shares of capital stock of Seller.

        C. Purchaser desires to purchase and Seller desires to sell all of the assets currently used in connection with the Business upon the terms and subject to the conditions set forth herein.

        D. Purchaser desires to obtain an assignment of the interest of UGI under a lease (the "Lease") with R&R Leasing LLC with respect to certain real property and improvements located at 13720 N.E. Whitaker Way, Portland, Oregon 97230.

        E. In order to induce  the  parties to enter  into this  Agreement,  the
parties  desire  to  make  the  covenants,  conditions,   representations,   and
warranties provided for herein.

               NOW, THEREFORE, in reliance on the representations, warranties, and agreements and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

        1.     Purchase and Sale of Assets.

               (a) Transfer of Assets. At the Closing (as defined below) simultaneously with the assumption of the liabilities contemplated by Section 2,
(i) Seller shall assign, transfer, and deliver to Purchaser, and Purchaser shall receive from Seller, all of the Purchased Assets (as defined below), but not the Retained Assets (as defined below), which shall be retained by the Seller and not be transferred or conveyed pursuant to this Agreement; and (ii) Purchaser shall deliver to Seller the Closing Cash Payment (as defined below) and Kero, the indirect parent of Purchaser, shall deliver the Note (as defined below).

               (b) Purchased Assets. The "Purchased Assets" means the Business conducted by Seller and all assets and property of Seller as of the Closing Date (as defined below), real or personal, tangible or intangible, used or useful in connection therewith, including, without limitation, all of the Seller's right, title, and interest in, to, and under the following (but excluding "Retained Assets"):

                       (i) all inventory (delivered, in transit and ordered), including, without limitation, all of Seller's right, title, and interest in and to all groceries, tobacco items, candy, juice, frozen/service delicatessen items and related supplies, including, without limitation, all that property described on Schedule 4(1), except for items disposed of in the ordinary course of business between the date of such schedule and the Closing Date (the "Inventory");

                       (ii) cash in the amount of $145,000 and an amount to cover checks which have not cleared as of the Closing Date ("Outstanding Check Allowance") as set forth on Schedule 1(b)(ii), and all accounts receivable of Seller arising out of or in connection with the Business, including, without limitation, all that property described on Schedule 4(m), except for items disposed of in the ordinary course of business between the date of such schedule and the Closing Date (the "Accounts Receivable");

                       (iii) all leasehold interests, improvements, and fixtures thereon and interests therein, used or useful in connection with the Business, including without limitation the lease legally described on Schedule 1(b)(iii) ("Real Property");

                       (iv) all equipment, machinery, computers, software, furniture, trade fixtures, vehicles, and other personal property used or useful in connection with the Business, whether owned, leased, or otherwise held by Seller including, without limitation, that property described in Schedule 1(b)(iv) ("Personal Property") except for items disposed of in the ordinary course of business between the date of such schedule and the Closing Date;

                       (v) all office and other supplies, tools, spare parts, and maintenance, advertising, and promotional materials and other tangible personal property used or useful in connection with the Business;

                       (vi) all inventions, processes, formulae, and all discoveries, improvements, trade secrets, and confidential data, whether or not patentable or copyrightable and other intangible personal property used or useful in connection with the Business, if any;

                       (vii) all trademarks, service marks, trade names, copyrights, patents, designs and similar rights (including any registrations thereof and applications therefor and the name "Rich and Rhine, Inc." used or useful in connection with the Business, if any (the "Intellectual Property");

                       (viii) to the extent transferable, all Seller's rights in and under agreements, mortgages, instruments, leases for personal property, customer contracts, insurance policies, and other agreements used or useful in connection with the Business;

                       (ix) to the extent transferable, all Seller's licenses and other governmental authorizations used or useful in connection with the Business including, without limitation, those licenses and authorizations listed on Schedule 4(n) ("Licenses and Authorizations");

                       (x) to the extent transferable, all manufacturer's and seller's warranties made to the Seller in connection with the Business, and all rights of a successor employer for employment tax and unemployment insurance purposes (should Purchaser choose to avail itself thereof);

                       (xi) all records which relate to the operations and finances of Seller, including, without limitation, books, records, ledgers, files, documents, correspondence, computer discs, diagrams, construction data, blueprints, instruction manuals, maintenance manuals, reports and similar documents used or useful in connection with the Business;

                       (xii)  all  causes  of  action,   complaints  and  rights
currently in litigation or which could result in litigation which would or could benefit the Business; and

                       (xiii)  all   goodwill  of  Seller   arising  out  of  or
associated with the Business.

               (c) Retained Assets. The "Retained Assets" means (i) Seller's rights under this Agreement, (ii) Seller's minute book and stock certificates,
(iii) cash in excess of $145,000 and the Outstanding Check Allowance, and (iv) the assets as listed on Schedule 1(c).

        2.     Assumption of Liabilities; Purchase Price;  Allocations.

        2.1 (a) Assumed Liabilities. At the Closing, Purchaser shall assume from the Seller the "Assumed Liabilities" which shall only consist of (i) verifiable trade debts of the Seller which are listed on Schedule 2.1(a), other similar debts and liabilities incurred in the ordinary course of business between the date of such schedule and the Closing Date, and other similar accounts or sums payable in the ordinary course of business (the "Accounts Payable"); (ii) obligations of Seller under the contracts listed on Schedule 2.1(a); and (iii) UGI's obligations under the Lease which arise from and after the Closing Date. The Assumed Liabilities shall at all times specifically exclude, and Purchaser shall specifically not assume or in any way be responsible or liable for and the Purchased Assets shall not be subject to income taxes or indebtedness representing borrowed money, and all other debts, liabilities, commitments, and obligations not specifically assumed hereunder.

               (b) Liabilities Not Assumed. Except only for those debts, liabilities, commitments, and obligations of the Seller which are expressly assumed by Purchaser at the Closing pursuant to Section 2.1(a) hereof, Purchaser shall not assume, nor shall Purchaser be liable or obligated in any way for any debts, liabilities, commitments, and/or obligations of the Seller of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, and whether or not accrued, matured, known, or suspected including, without limitation, those liabilities listed on Schedule 2.1(b) (the "Retained Liabilities"). The Seller shall remain fully and solely liable with respect to all of the Retained Liabilities and agrees to pay and discharge all Retained Liabilities.

        2.2 Purchase Price. In full consideration for the Purchased Assets and all of the covenants, conditions, representations, and warranties of the Seller and UGI, and in addition to assumption of the Assumed Liabilities by Purchaser and the covenants, conditions, representations, and warranties of Purchaser, Purchaser shall pay at the Closing an aggregate purchase price (the "Purchase Price") equal to the following:

               (a) The total book value of the Purchased Assets as of the Closing Date (determined as set forth in Section 2.4 hereof);

               (b) Less the total of the Accounts Payable; plus

               (c) A premium in the amount of $638,595.

        2.3 Closing Purchase Price Payments. At Closing, Purchaser shall make Purchase Price payments (the "Closing Payments") as follows:

               (a) An amount equal to Three Million Five Hundred Thousand Dollars ($3,500,000) paid by Purchaser to UGI in cash by wire transfer to an account designated by UGI (the "Closing Cash Payment"); plus

               (b) A promissory note in the amount of $750,000, in the form attached hereto as Exhibit 2.3(b)-1 to be issued by Kero to UGI (the "Note") which will be secured by a pledge of the common stock of Purchaser pursuant to a Pledge Agreement in the form attached hereto as Exhibit 2.3(b)-2 (the "Pledge Agreement").

        2.4 Purchase Price Audit and Adjustment. Attached hereto as Exhibit 2.4 is a statement setting forth the estimated Purchased Assets and Accounts Payable ("Statement of Purchased Assets and Accounts Payable"). An independent audit (the cost of which shall be evenly divided between Seller and Purchaser) of the Statement of Purchased Assets and Accounts Payable will be performed by Deloitte & Touche LLP (the "Auditor"). The Auditor shall determine the amount by which the book value of the Purchased Assets on the Closing Date exceeds the amount of the Accounts Payable in accordance with generally accepted accounting principles applied consistently except as otherwise provided in a Schedule of Accounting Principles attached hereto as Schedule 2.4. All the parties hereto shall cooperate with all reasonable requests of the Auditor, including, without limitation, requests for specific documentation and access to the books and records of the Seller, in making its determination of the Purchase Price. The parties hereto shall use their best efforts to cause the Auditor to make and deliver its draft and final Purchase Price Determination on or before the dates specified below.

        The parties hereto shall cause the Auditor to give the Seller and Purchaser a draft report on or before the 60th day after the Closing Date and representatives of the Seller, Purchaser and the Auditor shall promptly thereafter meet to discuss the contents of the Auditor's draft report. On or before the 90th day after the Closing Date based on the Auditor's draft report and discussions with representatives of Purchaser and the Seller, the Auditor shall deliver to Purchaser and the Seller the Auditor's final written report (the "Purchase Price Determination") which shall specify the Purchase Price, and set forth the variances, if any, from the Statement of Purchased Assets and Accounts Payable.

        If Seller objects to the Purchase Price Determination made the Auditor, Seller shall have the right within 30 days after the Auditor's Purchase Price Determination is delivered within which to request that the Purchase Price be determined by an arbitrator (the "Arbitrator") who shall be chosen by the head of the Portland, Oregon office of KPMG Peat Marwick LLC.

        If the Purchase Price exceeds the Closing Payments, the Purchase Price and the Note shall be increased by such difference.

        If the Purchase Price is less than the Closing Payments, the Purchase Price and the Note shall be decreased by such difference.

        The cost of the arbitration shall be paid as determined by the Arbitrator.

        2.5 Allocations. All parties acknowledge and agree that the total of the Assumed Liabilities plus the Purchase Price, shall be allocated among the Purchased Assets in accordance with Exhibit 2.5. All parties agree to use the allocations contained in this Section 2.5 and Exhibit 2.5 for all purposes, including preparing and filing any applicable tax returns and forms.

        2.6 Collection of Accounts Receivable. During the 120-day period following the Closing Date (the "Collection Period") Purchaser shall collect the Accounts Receivable in the ordinary course of business. All payment received shall be applied to the invoice designated by the account debtor. If no invoice is designated, payments from account debtors (including account debtors who are then currently buying from Purchaser) shall be applied to the oldest Account Receivable of such account debtor until all Accounts Receivable of such debtor have been paid in full. During the Collection Period, (i) Purchase shall deliver to Seller monthly reports of collections with respect to Accounts Receivable and
(ii) representatives of Seller shall have the right from time to time during normal business hours to review the status of collections of Accounts Receivable. At any time during the Collection Period, Seller shall have the right to purchase for cash equal to its unpaid balance any Account Receivable. At the end of the Collection Period, Purchaser shall have the right to assign back to Seller any Accounts Receivable which have not been paid in full and to offset the uncollected balance thereof against the Note.

        3. The Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall be held on May 1, 1998 (the "Closing Date") at the offices of Proskauer Rose LLP, 2049 Century Park East, Suite 3200, Los Angeles, California.

        4. Representations and Warranties of the Seller. Except as set forth in a Disclosure Schedule attached hereto as Schedule 4, the Seller and UGI, jointly and severally, represent, warrant, and agree as follows and warrant to Purchaser, Kero and Nations Credit Commercial Corporation, through its NationsCredit Commercial Funding Division ("NationsCredit") that as of the date hereof and as of the Closing Date:

               (a) Ownership and Delivery of Transferred Assets and Execution and Effect of Agreement. The Seller and UGI each have the full right, power, and authority to enter into and to perform this Agreement and all other agreements, certificates, and documents executed or delivered, or to be executed or delivered, by either of them in connection with this Agreement (collectively, with this Agreement, "Seller's Documents"). This Agreement has been duly authorized, executed, and delivered by the Seller and UGI, and Seller's Documents are (or when executed and delivered will be) legal, valid, and binding obligations of the Seller and UGI, as the case may be, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, and other laws generally affecting the rights of creditors and to general principles of equity. The authorization, execution, delivery, and performance of Seller's Documents and the consummation of the transactions contemplated by Seller's Documents do not and will not (1) violate any of the provisions of either the Seller's or UGI's Articles of Incorporation and By-Laws, or (2) violate, conflict with, result in a breach of or constitute a default under, require any notice or consent under, give rise to a right of termination of, or accelerate the performance required by, any terms or provisions of any material agreement, instrument or writing of any nature to which either Seller or UGI is a party or is bound, or to which any of either Seller's or UGI's assets or business is subject or (3) violate, or result in a breach of, conflict with, or require any notice, filing or consent under, statute, rule, regulation or other provision of law, or any other, judgment or other direction of a court or other tribunal, or any other governmental requirement, permit, registration, license or authorization applicable to the Seller or UGI or any of their assets or Business (collectively, "Legal Requirements"), or (4) result in the creation of any material lien, claim, encumbrance, or restriction on any of the assets or properties of either Seller or UGI.

               (b) Organization, Good Standing, Authority. Each of Seller and UGI is duly organized, validly existing, and in good standing under the laws of the State of Oregon and has full power and authority to own and lease its respective assets and properties and to conduct its respective business as it is now being conducted. Seller is duly qualified or licensed to do business and is in good standing under the laws of those jurisdictions listed on Schedule 4(b), constituting each jurisdiction in which the conduct of the Business or the ownership or leasing of its assets require such qualification unless the failure to be so licensed or qualified would not have a material adverse effect on Seller or its Business, financial condition or prospects ("Material Adverse Effect").

               (c) Subsidiaries; Capitalization. Seller has no subsidiaries and has no equity interest in any corporation, partnership, joint venture, or other entity. All of the outstanding shares of stock of Seller are owned by UGI.

               (d) Financial Statements. Schedule 4(d) contains true copies of financial statements for the Seller as at the three most recent year ends (collectively, the "Financial

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

Statements"); the balance sheet of the Seller as at April 3, 1998 (the "Balance Sheet") and the related statements of income and supplementary schedules, if any, of the Seller for the period then ended. Except as provided on Schedule 4(d), each of the foregoing Financial Statements are complete and correct, are in accordance with the Seller's books and records, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and presents fairly the financial position, results of operations and changes in financial position of the Seller as at the dates and for the fiscal periods indicated.

               (e) Liabilities. Seller has no liabilities (whether accrued, unmatured, contingent, or otherwise, and whether due or to become due (i) which are not reflected in the Balance Sheet, (ii) which have not been incurred since the date of the Balance Sheet in the ordinary course of business as heretofore conducted by Seller, or (iii) which are not described in the schedules attached to this Agreement.

               (f) No Adverse Change. Since the date of the Balance Sheet the Seller has operated the Business diligently and only in the ordinary course of business as theretofore conducted, and there has been no: (i) material adverse change in the business, properties, assets, liabilities, commitments, earnings, financial condition, or prospects of the Seller; or (ii) property damage or destruction resulting in a loss or cost to the Seller of more than $10,000 in the aggregate, whether or not covered by insurance.

               (g) Taxes. Seller has properly filed all federal, foreign, state, local, and other tax returns and reports which are required to be filed, all of the foregoing are true, correct, and complete in all material respects, and all taxes, interest, and penalties due and payable as shown on such returns or claimed to be due by any taxing authority have been timely paid. All unpaid federal, foreign, state, local, and other taxes, fees, assessments, duties, and other similar governmental charges payable by the Seller or which will, with the passage of time, become payable by the Seller (including interest and penalties) whether or not disputed, are adequately reserved against in accordance with the Seller's past practices. There are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Seller, or claims now pending or matters under discussion with any taxing authority in respect of any tax of the Seller. The Seller has made available to Purchaser true copies of the federal, foreign, state, and local tax returns of the Seller for the years ended on December 31 for the years 1997, 1996, and 1995. Purchaser will not incur nor be obligated for, nor will the Purchased Assets be subject to, any sales, use, or other tax or excise in connection with the acquisition of the Purchased Assets.

               (h) Title to Properties; Absence of Encumbrances. The Seller has lawful, valid and marketable title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of its properties and assets of whatever kind (whether real or personal, tangible or intangible), including, without limitation, the Purchased Assets and all properties and assets shown on the Balance Sheet (except for assets sold in the ordinary course of business since the date thereof) and to properties and assets that are shown on any schedule to this Agreement as being owned or leased and in each case free and clear of any and all liens, mortgages, pledges, security interests, restrictions, prior assignments, claims, agreements and encumbrances of any kind whatsoever and except for liens for current taxes and assessments not yet due and payable ("Permitted Liens"). On the date hereof the Seller has the full right, power, and authority to sell, assign, transfer, and deliver the Purchased Assets and on the date hereof, the execution, delivery and performance of Seller's Documents by the Seller and UGI will convey to Purchaser lawful, valid, and marketable title to the Purchased Assets, free and clear of any and all liens, pledges, security interests, options, encumbrances, charges, agreements, prior assignments or claims of any kind whatsoever by any person or entity other than Permitted Liens and such conveyances will not breach or cause a violation of any agreement, obligation or undertaking of either Seller or UGI. All assets, properties, and rights relating to the Seller's Business are held by, and all agreements, obligations and transactions relating to the Seller's Business have been entered into, incurred, and conducted by, the Seller rather than any of its affiliates.

               All of the Purchased Assets (other than Inventory, Accounts Receivable and assets listed on another disclosure schedule attached hereto) with a replacement cost of more than $5,000.00 are listed on Schedule 4(h).

               (i)  Real  Property.  Seller  does  not  own any  real  property.
Schedule 4(i) contains a complete and correct list of all real property (including buildings and structures) leased by the Seller and UGI with respect to Seller's Business, and all interests therein (including a brief description of the property, the record title holder, the location and the material improvements thereon). Except for matters which will not have a Material Adverse Effect, all such real property, buildings, and structures, and the equipment therein, and the operations and maintenance thereof, comply with any applicable agreements and restrictive covenants and conform to all applicable Legal Requirements (as defined in Section 4(a) hereof) including those relating to the environment, health and safety, land use and zoning, and all work required to be done by the Seller or UGI as tenant has been duly performed. No condemnation or other proceeding is pending or, to the knowledge of Seller or UGI, threatened, which would have a Material Adverse Effect on the use of any such property by the Seller or, following the Closing, Purchaser. The buildings and other structures, equipment and other material assets leased by Seller are, taken as a whole, in good operating condition and repair, subject to ordinary wear and tear.

               (j) Patents, Trademarks, and Copyrights. There are no trademarks, service marks, trade names, brands, copyrights, and patents which are presently being used or are planned to or could be used (based on the Seller's current plans and projections) in the Seller's Business, nor are there any applications for registration and registrations thereof pending.

               (k) Contracts, Leases, and Commitments. The Seller has furnished to Purchaser true copies of the contracts, leases, and commitments listed in
Schedule 4(k)-1, including summaries of the terms of any unwritten contracts, leases, or commitments. Except as set forth in Schedule 4(k)-1: (1) the Seller (and to the knowledge of Seller, the other parties thereto) have complied in all material respects with such contracts, leases, and commitments, all of which are valid and enforceable and will not be adversely affected by this acquisition or the transfer in connection therewith to Purchaser; (2) such contracts, leases, and commitments are in full force and effect and there exists no event or condition which with or without notice or lapse of time would be a default thereunder by the Seller, give rise to a right to accelerate or terminate any provision thereof by a third party, or give rise to any lien, claim, encumbrance, or restriction on any of the assets or properties of the Seller; (3) all of such contracts, leases, and commitments have been entered into on an arm's-length basis, and the Seller believes that none is materially burdensome to the Seller's Business; and (4) none of the Seller's purchase commitments is, to the Seller's knowledge, in excess of the normal requirements of its Business or at an excessive price in light of the current business. The Seller is not a party, nor are any of its assets or the Business subject, to any contract, lease, or commitment not listed in Schedule 4(k)-1 (including, without limitation, purchase or sales commitments, financing or security agreements or guaranties, repurchase agreements, agency agreements, manufacturers representative agreements, commission agreements, employment, or collective bargaining agreements, pension, bonus, or profit-sharing agreements, group insurance, medical or other fringe benefit plans, and leases of real or personal property), other than obligations or contracts listed on another schedule to this Agreement, contracts terminable without penalty on not more than 30 days' notice or commitments that do not involve, individually or in the aggregate, the receipt or expenditure of more than $50,000 in any one year. If any of the contracts listed in Schedule 4(k)-1 should provide for expiration or be subject to termination before the Closing, the Seller shall proceed in accordance with the Seller's past practice, after consultation with Purchaser. Schedule 4(k)-2 contains a list of the ten largest customers and suppliers of each of the Seller (measured by dollar volume of purchases and sales, as applicable) and the estimated dollar amount and percentage of the business which each such customer or supplier represented during Seller's Fiscal Year ended October 3, 1997. The Seller is not engaged in any material dispute with any material customers or suppliers. To the knowledge of Seller, no customer or supplier of the Seller's Business is considering termination, nonrenewal, or any adverse modification of its arrangements with the Seller that will have a Material Adverse Effect, and, to Seller's knowledge, the transactions contemplated by this Agreement will not have a Material Adverse Effect on the Seller's relationship with any of its suppliers or customers of its Business. Seller believes that the Seller has adequate sources of supply for groceries and other supplies, assuming current levels of business.

               (l) Inventory. Schedule 4(l) contains a list of the Inventory of the Seller as at April 24, 1998, setting forth a brief description of each item by category and quantity, and by unit and aggregate values. Except for certain obsolete, damaged or slow moving inventory which is specifically identified and valued on Schedule 4(l), the Inventory is in good and marketable condition, does not include any items which are obsolete, damaged or slow moving, and is saleable in the normal course of business, in each case in light of the Business as currently conducted. Each item of the Inventory is carried on the Balance Sheet at the lower of cost or market, with cost determined on a first-in, first-out basis. Notwithstanding the foregoing, the Seller shall incur no liability under this Section 4(l) after the Purchase Price is determined pursuant to Section 2.4 hereof by the Auditor or by the Arbitrator, as the case may be.

               (m) Accounts Receivable. Schedule 4(m) is an aged list of the Accounts Receivable of the Seller as at April 24, 1998.

               (n) Permits; Compliance with Laws. Schedule 4(n) lists all of the permits, licenses and authorizations held by the Seller that are material to the Business ("Permits"). Except as set forth in Schedule 4(n), the Permits are valid and unimpaired, will be unaffected by a transfer of all of the Purchased Assets to Purchaser, and constitute all of the licenses, permits, and authorizations required for the ownership or occupancy of the Seller's properties and assets and the operation of its Business. The Seller's Business has been operated in material compliance therewith and all laws and regulations (federal, state, local, and foreign) applicable to it, and all required material reports and filings with governmental authorities have been properly made. Within the past five years, the Seller has not entered into any agreement with, had any material dispute with, or, to the knowledge of Seller, been investigated by, any governmental authority, community group, or other third party that could materially restrict the operation of its Business. Seller and UGI agree to use their best efforts not involving any payment to transfer to Purchaser Seller's right to do business in the states of Oregon and Washington with respect to the sale of tobacco and cigarettes.

               (o) Employees. Schedule 4(o) contains a list of the names, office locations, and compensation of all full- and part-time employees of the Seller's Business as of the date of such schedule; a list of all pension, retirement, profit-sharing, deferred compensation, option, bonus, medical, insurance and other benefit or incentive plans covering such employees; a list of the bonuses paid to such employees for the years ended December 31, 1997 and December 31, 1996; a description of all employee "perks" or other benefit practices not set forth in such plans or in agreements listed in Schedule 4(o); and a description of the Seller's severance pay policy with respect to such employees. No strike or labor dispute involving the Seller has occurred during the last three years or, to the knowledge of Seller, is threatened. No key employee of the Business has indicated that he or she is considering terminating his or her employment and the Seller has no reason to believe any key employee is considering such termination. The Seller has complied with applicable wage and hour, equal employment, safety, and other legal requirements relating to its employees and have complied in all respects with the union contracts to which the Business is subject. Except as set forth in Schedule 4(o), neither the Seller nor any member of any affiliated group of which the Seller was at any time a member, has ever maintained or currently maintains any "employee benefit plan" subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Seller nor any of its predecessors has ever contributed to or otherwise participated in or has been required to contribute to or otherwise participate in any "multiemployer plan", as defined in Section 4001(a)(3) of ERISA. The Seller has not withdrawn from any such employee benefit plan or multiemployer plan prior to the date of this Agreement.

               (p) Employee Benefit Plans. Schedule 4(o) contains a true and complete list of each employee pension benefit and welfare plan maintained by the Seller, or to which the Seller contributes, for any of its employees.

               (q) Insurance. A complete and correct list of all policies of insurance of any kind or nature covering the Seller, including, without limitation, policies of life, fire, theft, auto, casualty, product liability, workmen's compensation, business interruption, employee fidelity, and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage is contained in Schedule 4(q).

               (r) Litigation. Schedule 4(r) contains a complete and correct list of all actions, suits, proceedings, claims, or governmental investigations pending or, to the knowledge of Seller, threatened against, the Seller or any of its assets, or, in connection with the Seller's Business or, to Seller's knowledge, any of the Seller's officers, directors, or employees in connection with or with respect to their services on behalf of Seller. Except as set forth on Schedule 4(r), neither the Seller, nor, to Seller's knowledge, any of the Seller's officers, directors, or employees in connection with the Seller's Businesses, is subject or party to any judgment, order, or other direction of or stipulation with any court or other governmental authority or tribunal, or in violation of any other legal requirements (as defined below), and Seller is not aware of any reasonable basis for a claim that such a violation exists. Immediately after Closing the assets of the Seller shall exceed the Seller's liabilities and Seller will be able to pay its debts as they come due in the ordinary course of the Seller's Business.

               (s) Environmental Matters. (i) For the purpose of this Agreement, the following terms shall have the meanings set forth hereafter:

                       "ENVIRONMENT" shall mean any surface or subsurface physical medium or natural resource, including, air, land, soil, surface waters, ground waters, stream and river sediments, biota and any indoor area, surface or physical medium.

                       "ENVIRONMENTAL LAWS" shall mean any federal, state, local or common law, rule, regulation, or ordinance relating to the protection of the Environment.

                       "ENVIRONMENTAL LIABILITIES" shall mean any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, remediation, monitoring by any party, entity or authority, which (A) are incurred as a direct result of Seller's violation of any Environmental Laws or (B) which arise under the Environmental Laws as a direct result of Seller's activities on the Real Property.

                       "HAZARDOUS SUBSTANCES" shall mean petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, radon, urea formaldehyde, friable asbestos and any other materials or substances regulated or defines as or included in the definition of "hazardous substances," "hazardous constituents," "toxic substances," intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law.

                       (ii)  To  Seller's  knowledge,  except  as set  forth  on
Schedule 4(s), all of the current and past operations of the Purchased Assets, the Business and the Real Property, (while occupied by Seller), have at all times been in material compliance with applicable Environmental Laws. None of the Seller, nor to the knowledge of Seller, any other person or entity, has engaged in, authorized, or allowed any operations or activities upon any of the Real Property for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, spilling, emission, dumping or disposal of any Hazardous Substances at, on, under or from the Real Property or in material violation applicable Environmental Laws.

                       (iii) To the knowledge of Seller there are no Hazardous Substances in, on, over, or under the Real Property in concentrations which would presently violate any applicable Environmental Laws or would be reasonably likely to result in the imposition of liability for the investigation, corrective action, remediation or monitoring of such Hazardous Substances.

                       (iv) To the knowledge of Seller none of the Real Property is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., or any similar inventory of sites requiring investigation or remediation maintained by any state or locality. Seller has not received any notice, whether oral or written, from any governmental entity or third party of any actual or threatened Environmental Liabilities with respect to the Real Property, the Purchased Assets, or the Business.

                       (v) To the knowledge of Seller there are no underground storage tanks, Hazardous Substances (other than small quantities of Hazardous Substances for use in the ordinary course of the Business) under the Real Property.

                       (vi) To the knowledge of Seller there are no conditions existing at the Real Property or with respect to the Purchased Assets or Business, that require, or which with the giving of notice or the passage of time or both will reasonably likely require remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws.

                       (vii) To the  knowledge  of  Seller,  Seller  has all the
permits, licenses, authorizations and approvals necessary for the conduct of its Business and for the operations on, in or at the Purchased Assets and the Real Property which are required under applicable Environmental Laws ("Environmental Permits"). Seller is in material compliance with the terms and conditions of all such Environmental Permits, and, to the best knowledge of the Seller, no reason exists why Purchaser would not be capable of continued operation of the Business in full compliance with the Environmental Permits and the applicable Environmental Laws.

                       (viii) The Seller has provided to Purchaser all environmental reports, assessments, audits, studies, investigations, data Environmental Permits and other written environmental information in its custody, possession or control concerning the Purchased Assets, the Business, and the Aggregate Real Property.

               (t) Restrictions. The Seller is not a party to any non-compete or similar agreement which in any way restricts the operation of the Business of the Seller in an adverse manner.

               (u) Transactions with Affiliates. Except as set forth in Schedule 4(u) , since January 1, 1995, the Seller has not had direct or indirect dealings with key employee of the Seller outside of the employment relationship or with any such employee's affiliates, associates, or relatives. Except as set forth in
Schedule 4(u) and except for employment arrangements with its employees, the Seller has no obligation to or claim against any key employee of the Seller, or any of its affiliates, associates, or relatives, and no such person or entity has any obligation to or claim against the Seller. Schedule 4(u) reasonably describes the nature and extent of any products, services, or benefits provided to the Seller by any such person or entity other than ordinary employment services and indicates whether there was a corresponding charge equal to the fair market value of such products, services or benefits. Except as set forth in
Schedule 4(u), no key employee of the Seller, nor any of its affiliates, associates, or relatives has any direct or indirect interest of any kind in any business or entity which is competitive with the Seller.

               (v) Books and Records. The books and records of the Seller are complete and correct in all material respects and have been maintained in accordance with good business practices.

               To Seller's knowledge, there are no minute books of Seller in existence and there are no written records in existence of any meetings or other corporate actions by the shareholders or the board of directors of the Seller.

               (w) Improper Payments. The Seller, and its officers and agents have not made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer, or other person, in an attempt to influence any such person to take or to refrain from taking any action relating to the Seller. The employees of the Seller may from time to time have made customary holiday gifts of nominal value to suppliers or customers.

               (x) Disclosure. No representation, warranty, or other statement by the Seller or UGI in this Agreement or in any other of Seller's Documents or made in writing in connection with Seller's Documents, contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make such statements not misleading. Neither Seller nor UGI is aware of any matter specifically related to Seller's Business as opposed to general economic circumstances or conditions generally affecting the industry in which Seller participates that could reasonably be expected to have a Material Adverse Effect on the Business as currently conducted that has not been disclosed in writing to Purchaser. The representations and warranties in Seller's Documents are the sole and exclusive representations and warranties of the Seller and UGI, as the case may be, in connection with the transactions contemplated hereby.

        5. Representations and Warranties of Purchaser. Purchaser represents, warrants, and agrees that:

               (a) Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) Execution and Effect of Agreement. Purchaser has the full right, power, and authority to enter into and perform this Agreement and all other agreements, certificates and documents executed or delivered or to be executed or delivered by it in connection with this Agreement (collectively, with this Agreement, "Purchaser's Documents"). The execution, delivery, and performance by Purchaser of Purchaser's Documents has been duly authorized by all necessary actions of Purchaser. This Agreement has been duly executed and delivered by Purchaser and Purchaser's Documents are (or when executed and delivered by Purchaser will be) legal, valid, and binding obligations of Purchaser enforceable in accordance with their respective terms.

               (c) Restrictions. The authorization, execution, delivery, and performance of Purchaser's Documents and the consummation of the transactions contemplated by Purchaser's Documents do not and will not (1) violate any of the provisions of the organizational documents of Purchaser, (2) violate, conflict with, result in a breach of or constitute a default under, require any notice or consent under, give rise to a right of termination of, or accelerate the performance required by, any terms or provisions of any agreement, instrument or writing of any nature to which Purchaser is a party or is bound or any of its assets or businesses is subject, or (3) violate, conflict with or result in a breach of, or require any notice, filing or consent under, any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court or other tribunal, or any other governmental requirement, permit, registration, license, or authorization applicable to Purchaser.

               (d) Authority for Agreement. The execution, delivery and performance by Purchaser of this Agreement and all other of Purchaser's
Documents, have been duly authorized by all necessary actions on behalf of Purchaser and Purchaser's Documents have been duly executed and delivered by Purchaser. All of Purchaser's Documents constitute valid and binding obligations of Purchaser enforceable in accordance with their respective terms subject to the effect of bankruptcy, insolvency, and other laws generally affecting the rights of creditors.

               (e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Purchaser in connection with the execution and delivery of Purchaser's Documents, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to or concurrently with the Closing and such filings required or permitted to be made after the Closing under applicable Federal and state securities laws.

               (f) Litigation. There is no action, suit, claim, proceeding or investigation pending or threatened, against Purchaser, which questions the validity of any of Purchaser's Documents or the right of Purchaser to enter into them, or which would, if adversely determined, result, either individually or in the aggregate, in any material adverse change in the assets, condition (financial or otherwise), or businesses of Purchaser or its subsidiaries.

               (g) Financial Statements. Schedule 5(g) contains copies of unaudited statements of the net worth of Kero, which are not prepared in accordance with generally accepted accounting principles, as at Kero's three most recent fiscal year ends (the "Kero Net Worth Statement"). All of such statements are complete and correct, and are in accordance with Kero's books and records, and fairly present the net worth of Kero as of the dates and for the fiscal periods indicated.

               (h) Disclosure. No representation, warranty or other statement by Purchaser in this Agreement or in any other of Purchaser's Documents or made in writing in connection with Purchaser's Documents contains or will contain an untrue statement of a material fact or omits or will omit to state a fact necessary to make such statements not misleading. Purchaser is not aware of any matter specifically related to the businesses of Purchaser or any subsidiary of Purchaser as opposed to general economic circumstances or conditions generally affecting the industries in which such parties participate that could be reasonably be expected to have a Material Adverse Effect on the businesses of Purchaser, or any subsidiary of Purchaser as currently conducted that has not been disclosed in writing to Seller. The representations and warranties in Purchaser's Documents are the sole and exclusive representations and warranties of Purchaser in connection with the transaction contemplated hereby.

        6. Closing Deliveries.

               (a) Deliveries of the Seller. At the Closing, the Seller shall deliver, or shall cause to be delivered, to Purchaser the following:

                       (i) The Bill of Sale in the form of Exhibit 6(a)(i) duly executed by the Seller conveying to Purchaser the Purchased Assets free and clear of all claims.

                       (ii) The executed opinion of Miller, Nash, Wiener, Hager & Carlsen LLP in the form attached hereto as Exhibit 6(a)(ii).

                       (iii) Assignment and Assumption ("Lease Assignment") of the Lease duly executed by UGI in the form attached hereto as Exhibit 6(a)(iii).

                       (iv) Assignment of Agreements duly executed by UGI in the form attached hereto as Exhibit 6(a)(iv).

                       (v) Consent to Lease Assignment duly executed by R&R Leasing, L.L.C., the landlord under the Lease.

                       (vi) Evidence that Seller has changed its name to a name dissimilar to its current name.

                       (vii) Certified resolutions of the board of directors and shareholders of Seller authorizing the transactions contemplated by this Agreement.

                       (viii) Evidence satisfactory to Purchaser that the rights of Seller to do business in the States of Oregon and Washington with respect to the sale of tobacco and cigarettes have been transferred to Purchaser (to the extent transferable.)

                       (ix) An executed Supply Agreement in the form attached hereto as Exhibit 6(a)(ix).

                       (x) Such other instruments and documents reasonably deemed necessary or desirable by Purchaser and its counsel to transfer title to the Purchased Assets to Purchaser.

               (b) Purchaser's Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to the Seller:

                       (i) The Closing Cash Payment by wire transfer.

                       (ii) The Note, duly executed by Kero.

                       (iii) An Assumption Agreement, respecting the Assumed Liabilities in the form attached hereto as Exhibit 6(b)(iii), duly executed by Purchaser.

                       (iv) The Lease Assignment duly executed by Purchaser.

                       (v) The executed opinion of Proskauer Rose LLP, counsel to Purchaser, in the form attached hereto as Exhibit 6(b)(v).

                       (vi) Certified resolutions of the board of directors of Purchaser authorizing the transactions contemplated by this Agreement.

                       (vii) The executed Pledge Agreement and the Certificate for all the outstanding capital stock of Purchaser.

        7.     Covenants.

        7.1    Seller's Restrictive Covenant.

               (a) The parties acknowledge that Seller carries on its Business throughout the States (the "Territory"), that following the Closing Purchaser will distribute and market or intend to distribute and market products throughout the Territory, that Purchaser's customers and sales representatives are or will be located throughout the Territory, that a substantial portion of the value of the Purchased Assets and the Business being purchased is the goodwill the Seller has built up in the Territory and the ability of Purchaser to expand its operations within the Territory, and that Purchaser would not be purchasing the Purchased Assets but for such goodwill and ability to expand. Accordingly, for a period of five (5) years following the Closing Date (the "Restriction Period"), Seller shall not: (i) directly or indirectly engage or be interested in or carry on (whether as owner, partner, consultant, employee, agent, or otherwise) any business, activity, or enterprise which in any part of the Territory: (A) distributes, supplies, or markets (on a wholesale, retail or other basis) any groceries, tobacco products, candy, juice or related items or
(B) provides goods or services which are similar to or compete with any aspect of the Business or any businesses then being carried on by Purchaser, so long as such business then carried on by Purchaser constitutes a natural or logical expansion of the Business. In addition, the Seller, shall never use or divulge any trade secrets, customer or supplier lists, pricing information, marketing arrangements, strategies, business plans, internal performance statistics, training manuals, or other information concerning Purchaser (as successor to the Business) that is proprietary or confidential.

               (b) Because the breach or attempted or threatened breach of this restrictive covenant will result in immediate and irreparable injury to Purchaser for which Purchaser will not have an adequate remedy at law, Purchaser shall be entitled, in addition to all other remedies, to a decree of specific performance of this covenant and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security. The provisions of this Section 7.1 are in addition to and independent of any agreements or covenants contained in any employment, consulting, or other agreement between Purchaser or Purchaser's other subsidiaries and the Seller.

        7.2 Seller's Employees. "Affected Employees" shall mean employees of Seller who are employed by Seller immediately prior to the Closing other than the individuals named on Schedule 7.2. As of the Closing, Seller shall discharge all Affected Employees and pay to or for the benefit of such employees all wages, commissions, salaries and benefits due such employees up to the Closing provided, however, that amounts due to the Affected Employees representing accrued vacation days will not be paid to such Affected Employees and shall be included in the definition of Accounts Payable in Section 2.1(a) hereof. Purchaser will grant to Affected Employees paid vacation time off equivalent to the amount of such vacation pay accruals. Seller shall make a clean cut-off of payroll and payroll tax reporting with respect to the Affected Employees and shall pay over to the federal, state and city governments those amounts required to be withheld for periods ending on or prior to the Closing. Purchaser agrees to offer employment to all Affected Employees immediately after the Closing on terms and conditions substantially similar to those on which such employees were employed by Seller immediately prior to the Closing, provided that such undertaking shall not confer upon any Affected Employees any rights or remedies of any nature or kind whatsoever, including, without limitation, any rights of employment.

        7.3 Proration of Expenses. The parties agree that tobacco company rebate credits, property taxes, rents, utility and other expenses for which there is not a clean cut-off as of the Closing Date shall be prorated between the parties as of the Closing Date in the manner set forth in Schedule 7.3 attached hereto. Within 90 days of the Closing Date the parties shall jointly compute the amount of all expenses subject to such proration and the party owing the net amount thereof shall promptly remit the sum due to the other party.

        8. Brokers and Finders. Seller and UGI on the one hand and Purchaser on the other represent to each other that they have had no dealings with any broker or finder or similar person in connection with the transactions contemplated by this Agreement. Should any claim be made for a broker's, finder's or similar fee, on account of any actions or dealings by a party or its agents, such party shall indemnify and hold the other harmless from and against any and all liability and expenses, including reasonable attorneys' fees, incurred by reason of any claim made by such broker, finder, or similar person.

        9. Indemnification by the Seller and UGI. Subject to Section 11, the Seller and UGI, jointly and severally, shall indemnify, defend, and hold harmless Purchaser, Kero, NationsCredit and their respective affiliates, directors, officers, shareholders, agents, employees, successors and assigns, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages, and expenses, including, without limitation, reasonable attorneys' fees at trial and on appeal and disbursements (collectively, "Losses"), arising out of or in connection with any of the following (a) any misrepresentation or breach of any warranty made by the Seller in any of Seller's Documents; (b) the Retained Liabilities; (c) any breach or nonfulfillment of any covenant or agreement made by the Seller or UGI in Seller's Documents; (d) any and all liabilities or obligations whether arising before, on or after the Closing Date relating to or arising out of any "employee benefit plan" within the meaning of Section 3(3) of ERISA, and, except to the extent of the Assumed Liabilities, any other bonus, profit sharing, compensation, pension, severance, deferred compensation, fringe benefit, insurance, welfare, medical, post-retirement health or welfare benefit, medical reimbursement, health, life, stock option, stock purchase, tuition refund, service award, company car, scholarship, relocation, disability, accident, termination, individual employment, executive compensation, incentive, bonus, commission, payroll practices, retention or any other type of plan, agreement, policy, trust fund or arrangement, maintained, sponsored or contributed to by Seller, or any entity that is, or at any time was, deemed a "single employer" with Seller under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA; and (e) the claims of any broker, finder, or similar person engaged by the Seller provided that notwithstanding the foregoing, the obligations of Seller and UGI to indemnify Purchaser, Kero and NationsCredit and their respective affiliates, directors, officers, shareholders, agents, employees, successors and assigns shall be limited as follows:

               (a) Seller and UGI shall be obligated to indemnify Purchaser and its affiliates against Losses only to the extent Losses, in the aggregate, exceed the sum of $50,000; and

               (b) the indemnity obligations of Seller and UGI in the aggregate shall be limited to a total amount equal to the Purchase Price as adjusted pursuant to Section 2.4 hereof.

        10. Indemnification By Purchaser. Subject to Section 11, Purchaser shall indemnify, defend, and hold harmless the Seller, UGI and their affiliates, directors, officers, shareholders, agents, employees, successors and assigns promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any of the following: (a) any misrepresentation or breach of any warranty made by Purchaser in any of Purchaser's Documents; (b) any breach or nonfulfillment of any covenant or agreement made by Purchaser in Purchaser's Documents; (c) the claims of any broker, finder, or similar person engaged by Purchaser; and (d) any claims constituting Assumed Liabilities, but not to the extent such Assumed Liabilities, or the transactions pursuant to which they arose, constitute a breach of any of the representations and warranties of Seller pursuant to
Section 4 hereof.

        11. Further Provisions Regarding Indemnification.

               (a) Survival. All representations, warranties, indemnities, covenants, and agreements made by the Seller and Purchaser in Seller's Documents or Purchaser's Documents shall survive the Closing subject to the limitation set forth in Section 14(b) below.

               (b) Limitations. Neither the Seller nor UGI, on the one hand, nor Purchaser, Kero or NationsCredit on the other hand (the Seller and UGI, on the one hand, and Purchaser on the other, being referred to in this Section 14 as a "party") shall be entitled to indemnification for Losses arising out of matters referred to in Sections 12 or 13 above, as applicable, unless it shall have given written notice to the other party, setting forth its claim for indemnification in reasonable detail (including copies of court papers, if any), within eighteen (18) months after the Closing Date provided, however, that such notice may be given within five (5) years of the Closing Date with respect to a breach of the representations and warranties contained in Section 4(a), 4(b), 4(c), and 4(h) and with respect to breaches of the representations and warranties contained in Section 4(g), such notice may be given at any time prior to the expiration of the last federal or state statute of limitations relating to any tax liability described therein.

               (c) Defense. If an indemnified party shall receive notice of a claim asserting Losses for which it is indemnified under this Agreement, it shall promptly notify the indemnifying party. The failure to notify the indemnifying party shall not relieve the indemnifying party from its indemnity, unless such delay adversely, materially and incurably affects the rights of the indemnifying party. Upon receipt of a notice of claim from an indemnified party, the indemnifying party may, at its cost and expense, participate in the defense of such action and may assume the defense with counsel satisfactory, in the exercise of reasonable judgement, to the indemnified party. If the indemnifying party assumes the defense of a claim, the indemnified party may participate in the defense of the claim at its own expense.

The indemnifying party may assume defenses of a claim while objecting to the liability for the Loss. The indemnifying party may settle, compromise and pay any claim of or to any third party. If the indemnified party shall reasonably conclude that its interests in such action are materially different from those of the indemnifying party or that it may have defenses that are different from or in addition to those available to the indemnifying party, the indemnified party, may use separate counsel (who must be reasonably acceptable to the indemnifying party) to assert such defenses and otherwise participate in the defense of such action, at the reasonable expense of the indemnifying party. If the indemnifying party shall assume the defense with counsel satisfactory to the indemnified party, the indemnifying party shall not be liable for any legal expenses subsequently incurred by the indemnified party, unless the indemnified party shall have employed separate counsel in accordance with the preceding sentence. If the claim is one that cannot by its nature be defended solely by the indemnifying party, the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request. All parties shall cooperate with each other in good faith in the resolution of any third party claims.

        12.  Kero   Guaranty.   Kero  hereby   unconditionally   guaranties  all
obligations of Purchaser under this Agreement.

        13. Further Assurances. The parties shall cooperate and take such actions, and execute such other documents, at the Closing or subsequently, as either may reasonably request in order to carry out the provisions or purpose of this Agreement.

        14. Notices. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or when sent via reputable overnight commercial courier or directed, as follows:

        If to the Seller or UGI:

                              Myron Fleck
                              United Grocers, Inc.
                              6433 S.E. Lake Road
                              Milwaukee, Oregon 97222
                              Personal & Confidential

               With copies to:

                              Dennis P. Rawlinson
                              Miller, Nash, Wiener, Hager & Carlsen LLP
                              Suite 3500
                              111 S.W. Fifth Avenue
                              Portland, Oregon 97204

        If to Purchaser:

                              Michael R. Krupp
                              Kero Investments,  Inc.
                              602 Park Point Drive, Suite 105
                              Golden, Colorado 80401


               With copies to:

                              Kenneth Krug, Esq.
                              Proskauer Rose LLP
                              2049 Century Park East, Suite 3200
                              Los Angeles, California 90067-3206

        15. Entire Agreement. This Agreement (which includes the schedules and exhibits) sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements. This Agreement can be amended, supplemented, or changed, and any provision of this Agreement can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, change, or waiver is sought.

        16. Waiver. Seller and UGI on the one hand or Purchaser on the other may
(a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements of the other or satisfaction of any of the conditions to its obligations contained herein. Any extension or waiver made pursuant to this Section 16 must be by an instrument in writing signed on behalf of the party or parties granting the extension or waiver. A waiver of any provision hereof or breach hereof shall not operate or be construed as the waiver of any other provision or any subsequent breach.

        17. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, and assigns; provided, however, that neither this Agreement nor any right or obligation under this Agreement may be assigned or transferred, except that Purchaser (i) may assign its rights and obligations to a subsidiary that is wholly owned by it directly or indirectly and (ii) with Seller's prior written consent, which consent shall not unreasonably be withheld, may assign this Agreement and its rights under this Agreement and Seller's Documents to any purchaser of the Purchased Assets or to any financial institutions providing acquisition financing to Purchaser, provided no assignment shall have the effect of releasing Purchaser from its obligations under such documents. Seller hereby consents to the assignment of its rights hereunder to NationsCredit.

        18. Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        19. Fees and Expenses. Except as otherwise provided herein, whether or not the transactions contemplated by this Agreement are consummated, the parties shall pay their own respective expenses.

        20. Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid, or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid, or unenforceable, and such illegality, invalidity, or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

        21. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal law of the State of Oregon (without reference to its rules as to conflicts of law).

        22. No Third Party Beneficiaries. Notwithstanding anything to the contrary set forth herein, all of the agreements, covenants, representations and warranties set forth herein and in any documents executed in connection herewith are for the sole benefit of the parties hereto, including NationsCredit, and are not intended to benefit any other person or entity.

        23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        24. Definition of Knowledge. Whenever and wherever in this Agreement something is stated to be to the "knowledge" or "best knowledge" of a party, the same shall be deemed to mean the actual knowledge of such party's officers and senior management employees.

        25. Attorney Fees. In the event any party hereto commences legal action (including trial, arbitration, and bankruptcy proceedings) to enforce or to interpret the terms of this Agreement, or to collect damages as the result of an alleged breach hereof, the party prevailing shall be entitled to recover from the non-prevailing party reasonable attorney fees and costs incurred in such action prior to and at trial and on any appeal. For purposes of this Agreement, "prevailing party" shall mean the party that succeeds either affirmatively or defensively on claims having the greatest overall value or importance as determined by an arbitrator or court of competent jurisdiction.

        26. Retention of Records. After the Closing, Purchaser will retain the accounting and business records of Seller acquired hereunder and will permit Seller or its assigns the opportunity on reasonable notice during normal business hours to inspect and make copies of such retained records. Purchaser shall give Seller 60 days' written notice of Purchaser's intention to destroy such records and during such period Seller or its assigns shall have the right to take custody of the records at Seller's expense.

               IN WITNESS WHEREOF, the parties have duly executed this Asset Purchase Agreement as of the date first above written.


SELLER:                                   PURCHASER:

RICH AND RHINE, INC.,                     RICH & RHINE ACQUISITION CORP.,
an Oregon corporation                     a Delaware corporation



By: /s/ Charles E. Carlbom                By:  /s/ Charles Holcomb
Name:  Charles E. Carlbom                         Charles Holcomb
Title:  Vice-Pres                                   Vice President



UGI:                                      KERO:

UNITED GROCERS, INC.,                     KERO INVESTMENTS, INC.,
an Oregon corporation                     a Colorado corporation



By:  /s/ Charles E. Carlbom               By: /s/ Charles Holcomb
Name:  Charles E. Carlbom                       Charles Holcomb
Title:  Pres & CEO                               Senior Vice President